                            MASTER DISTRIBUTION AGREEMENT





                                   BY AND BETWEEN


                              INTEK GLOBAL CORPORATION

                                        AND

                                      NRTC LLC

                            MASTER DISTRIBUTION AGREEMENT



          This Master Distribution Agreement ("Agreement") is made and entered into effective as of September 4, 1998, by and between Intek Global Corporation, a Delaware corporation ("Intek"), and NRTC LLC, a limited-liability company organized under the laws of the Commonwealth of Virginia ("NRTC").

                                      RECITALS:

     A. National Rural Telecommunications Cooperative, a non-profit cooperative association organized under the laws of the District of Columbia ("NRTC Corporate") has acquired licenses granted by the Federal Communications Commission ("FCC") in the 220 - 222 megahertz ("220 MHZ") band spectrum for the purpose of providing the member companies of NRTC Corporate and/or of NRTC (the "Members") the opportunity to develop and construct a nationwide wireless communications system. NRTC Corporate intends to transfer the 220 MHZ licenses it now owns and any such 220 MHZ licenses it subsequently acquires to NRTC.

     B. Intek, through its wholly-owned subsidiary RoameR One, Inc., and any successor(s) ("RoameR"), is in the business of developing, constructing, owning and managing two-way 220 MHZ specialized mobile radio ("SMR") services in the United States through the ownership or management of licenses granted by the FCC for the 220 MHZ band ("FCC Licenses") and, through its wholly-owned subsidiary, Midland USA, Inc., ("Midland") is in the business of sales and distribution of specialized mobile radio equipment ("SMR Products") utilizing "Linear Modulation Technology" ("LM Technology"). (Intek, RoameR and Midland and their businesses and products are sometimes referred to herein as "Company").

     C. NRTC desires Company to provide the equipment and its expertise to Members for the construction and operation of each Member's 220 MHZ SMR Systems and Company desires to participate in NRTC's undertaking and to provide its equipment and expertise to NRTC and the Members.

     1.   APPOINTMENT AS DISTRIBUTOR

          1.1 APPOINTMENT. Company hereby appoints NRTC and Members who have acquired rights to use the FCC Licenses from NRTC each as a distributor of "Contract Products" (as defined below) solely for use by NRTC and such Members to their customers and/or subscribers in the "Exclusive Territory" (as defined below). In addition, Company hereby appoints NRTC, NRTC Corporate, Members and non-Member associates of NRTC Corporate as distributors of Contract Products on a non-exclusive basis in areas outside of the Exclusive Territory in the United States. Company and NRTC have agreed to negotiate in good faith and


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

enter into a definitive supply agreement with respect to the Contract Products and other services (as appropriate). The Company agrees to provide NRTC inventory price protection for a ninety day period for purchased products and free freight for specified thresholds for inventory products.

          1.2  "CONTRACT PRODUCTS."

               (a) The term "Contract Products" shall mean, collectively, the 220 MHZ SMR system equipment and radio products sold or distributed by Company as those products are more particularly described on SCHEDULE 1.2 attached hereto, as the same may be amended from time to time, by Company upon written notice to NRTC.

               (b) Company reserves the right to make changes or modifications in the manufacture, design and specifications of Contract Products in such manner and at such times as Company shall, in its sole discretion, deem to be necessary or advisable, and any changes so made shall be accepted by NRTC. If any such changes or modifications in Contract Products are made, Company shall have no obligation to exchange, replace, change or modify any Contract Products previously sold by Company to NRTC or Members. Company may, at any time, in its sole discretion, amend SCHEDULE
1.2 to expand, limit, decrease or eliminate products to be included in Contract Products by so notifying NRTC in writing. Company will use all reasonable efforts to follow any changes or modifications to the Contract Products requested by NRTC; provided Company receives such request in writing from NRTC and in sufficient detail of NRTC's specifications and requirements to enable Company to analyze the viability of such changes or modifications and, further provided, NRTC agrees to purchase all such modified Contract Products and to pay Company's costs and expenses for the design and production of such modified Contract Products at the prices determined by Company and agreed to by NRTC.

          1.3 "EXCLUSIVE TERRITORY." The term "Exclusive Territory" shall mean the geographic areas described on SCHEDULE 1.3 attached hereto, as the same may be amended from time to time by Company and NRTC.

          1.4  EXCLUSIVITY.

               (a) NRTC EXCLUSIVE TERRITORY. During the term of this Agreement, NRTC shall have the right to promote, sell, market and distribute products and services under the RoameR brand name, including but not limited to the Contract Products using the Marks (as defined below), or to grant to any Member, the right to promote, sell, market and distribute the Contract Products using the Marks (as defined below) in the geographic areas described in SCHEDULE 1.3 (the "Exclusive Territory"). NRTC may submit proposed changes or modifications to the Exclusive Territory and Company agrees to consider such proposals in good faith. Neither NRTC (or any affiliate of NRTC) nor any person who acquires rights to use an FCC License held by NRTC (or any affiliate of such person) may promote, sell, market or distribute any products which compete directly in the 220 MHZ market and which compete directly with the Contract


                                      2

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Products in the Exclusive Territory; provided, however, that the foregoing restriction shall have no application to any person or entity who promoted, sold, marketed or distributed any products which competed directly with the Contract Products prior to the time such person or entity acquired the rights to use an FCC License from NRTC, nor to NRTC or any such person with respect to the promotion, sale, marketing, or distribution of any products or equipment which do not compete with the Contract Products (for example, including, but not limited to, automatic meter reading equipment.) Except as provided with respect to an "Overlapping Company System" (described in subparagraph (d) below) and with respect to the existing RoameR dealers currently subject to a distribution or reseller agreement with Company (as listed on SCHEDULE 1.4 (a)) attached hereto), Company shall not promote, sell, market or distribute any Contract Products (or competing products) in the Exclusive Territory to any new RoameR dealers, except NRTC and Members. Notwithstanding anything to the contrary, Company shall have the right to sell Contract Products to any person other than a RoameR dealer. Without NRTC's consent, the Company agrees not to sell any Contract Products, directly or indirectly, to any Members.

               (b) TERMINATION OF EXCLUSIVITY. Notwithstanding the foregoing, the exclusivity of NRTC, and those persons or entities who have acquired the rights to use FCC Licenses from NRTC, may be eliminated with respect to any portion of the Exclusive Territory to the extent NRTC fails to meet the minimum build out requirements established by the FCC to preserve ownership of the FCC Licenses and minimum sales requirements to be agreed by the parties hereto and set forth in SCHEDULE 1.4(b) to be attached hereto.

               (c) NON-EXCLUSIVE TERRITORY. During the term of this Agreement, Company shall have the right to manufacture, promote, sell, market or distribute, or to grant to any other person the right to manufacture, promote, sell, market or distribute, Contract Products in all geographic areas outside the Exclusive Territory and within the Exclusive Territory as permitted by Section 1.4(a) hereof.

               (d) OVERLAPPING COMPANY SYSTEM. If, as of the Effective Date of this Agreement, Company is providing or able to provide, wireless communications services to airtime subscribers who are located (in whole or in part) in the Exclusive Territory utilizing FCC Licenses either owned or managed by Company (the "Overlapping Company System"), Company may continue to promote, sell and service any FCC Licenses and equipment constituting a part of such existing Systems in the Exclusive Territory. For the period commencing on the Effective Date of this Agreement and ending on the one year anniversary of the close of the 220 MHZ Auction, NRTC, or the persons or entities who acquired rights to use FCC Licenses from NRTC in the geographic area which includes all or part of the Overlapping Company System, shall have the right to purchase the Overlapping Company System from Company in an amount equal to the capitalized investment of Company in such System plus an amount equal to forty-four (44) times the monthly gross revenue of air subscription rights from such System.


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

          1.5  COMMITMENT AND DUTIES OF NRTC.

               (a) NRTC COMMITMENT. NRTC shall actively promote and market the Contract Products to all Members utilizing the FCC Licenses and further intends and makes a non-binding obligation to Company, without recourse or penalty for its failure to comply, to purchase Fifty Million Dollars ($50,000,000) of Contract Products during the first five year term of this Agreement.

               (b) NRTC DUTIES. The protection of the Marks (as defined below) and the success of NRTC in promoting the Contract Products depend upon maintaining a high standard of service and during the term of this Agreement. NRTC shall, at its sole expense and in the amount it determines, take the following actions:

                    (i)   inform Members as to the attributes and
characteristics of the Contract Products and the sales, promotional, marketing and merchandising programs of Company;

                    (ii) cooperate with Company in its sales, promotional, marketing, merchandizing and advertising programs for the Contract Products in the Exclusive Territory;

                    (iii) use commercially reasonable efforts to successfully promote, sell, market and distribute Contract Products to Members throughout the Exclusive Territory;

                    (iv) act in strict compliance with all applicable laws, ordinances, regulations and other requirements of any and all federal, state, county, municipal or other governmental authorities, and obtain all permits, licenses or other consents necessary for the performance of its duties under this Agreement; and

                    (v) permit authorized representative(s) of Company to call on or to contact Members through NRTC, and to assist such representative in establishing such contact where and as appropriate, as determined by NRTC.

     2.   TRADEMARKS

          2.1 "MARKS." The term "Marks" shall mean all trademarks, tradenames, trade dress, service marks, logos, logotypes, designs, artwork, copyrights, signs, emblems, insignia, symbols, slogans or other marks set forth on SCHEDULE 2.1 hereto, as the same may be amended from time to time by Company upon written notice to NRTC, or any derivative or variation thereof that might create the impression to the reasonable consumer that the products or services thus marked are manufactured or distributed by, or otherwise associated with, a single business organization.

          2.2  OWNERSHIP AND LICENSE OF MARKS.

               (a) Nothing in this Agreement shall be deemed to confer upon NRTC any right, title or interest in or to any of the Marks, all of which shall be and remain the exclusive and valuable property of Company, including, but not limited to, the right to use any of the Marks as part of the name of any business owned, in whole or in part, by NRTC or any Member.

               (b) During the term of this Agreement, NRTC and authorized Members shall have the non-exclusive right to use the Marks in the Exclusive Territory solely in connection with the distribution of Contract Products. Company and NRTC may subsequently agree to a license fee for the use of the Marks. Immediately upon the termination of the rights granted to NRTC by Company under Section 1.1, NRTC, all Members (and all other persons acquiring rights to use the Marks from NRTC or a Member (or any affiliate of either of the foregoing) shall cease using the Marks in any manner.

               (c) The Contract Products shall be distributed only under the Marks.

     3.   SALE OF CONTRACT PRODUCTS

          3.1  SALE OF CONTRACT PRODUCTS.

               (a) Company shall sell and deliver to NRTC (or to a Member with NRTC's consent) such Contract Products as NRTC (or such Member) shall request.

               (b) Each order for Contract Products shall be made using Company's standard form of purchase order, as the same may be amended by Company from time to time, and all such purchases shall be billed to NRTC or as otherwise agreed to by Company and NRTC.

          3.2  PURCHASE PRICE.

               (a) The purchase price for Contract Products ordered or authorized by NRTC shall be as set forth on SCHEDULE 3.2. Company shall have the right to change the purchase price of any of the Contract Products upon sixty (60) days written notice to NRTC. The purchase price of Contract Products to be purchased by NRTC shall be the lowest rate quoted or charged by Midland to any dealer, customer or affiliate located in the United States for such item within the preceding 60 day period (including but not limited to any incentives, offsets, credits and/or other form of remuneration, in each case, applied on a consistent basis). On each one-year anniversary of the Effective Date of this Agreement, if NRTC has purchased at least $10 million of Contract Products during such one-year period, NRTC shall be given a credit for future purchases of Contract Products equal to one-half of one percent (0.5%) of the aggregate price paid for Contract Products purchased during such one-year period. Such credit will be applied to subsequent purchases.

               (b) The purchase price for each order of Contract Products shall be paid within thirty (30) days after the date of the bill of lading. For any order (or aggregate of orders) of Contract Products of One Million Dollars ($1,000,000) or more, Company may require NRTC to make payment of ten percent (10%) of such order as a deposit toward the Purchase Price.

               (c) In the event that full payment for any Contract Product has not been made on or before the thirtieth (30th) day after the date of the bill of lading, the payment due therefor shall be increased by one percent (1%) above the initial purchase price, and in the event that such payment has not been made on or before the thirtieth (30th) day after the date of the bill of lading, the payment due therefor shall increase to two percent (2%) above the initial purchase price.

               (d) Company agrees to pay NRTC a commission equal to six (6%) percent of the purchase price paid to Company for each order of Contract Products made by (or with the authorization of) NRTC under this Agreement. Such commission shall be paid by Company to NRTC within thirty (30) days of receipt of final payment by Company with respect to such order.

          3.3 LIMITATIONS ON WARRANTIES. COMPANY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE CONTRACT PRODUCTS OR THE MARKS, INCLUDING, BUT NOT LIMITED TO, (i) THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, OR (ii) ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE VALIDITY OR SCOPE OF THE MARKS, OR (iii) ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE OWNERSHIP OF THE CONTRACT PRODUCTS OR THE MARKS OR THE INFRINGEMENT BY THE SAME OF ANY PATENT, TRADEMARK, COPYRIGHT OR OTHER PROPRIETARY RIGHT OF ANY THIRD PARTY, OR (iv) ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE ABSENCE OF ANY DEFECT IN THE CONTRACT PRODUCTS. NRTC REPRESENTS TO COMPANY THAT IT HAS REVIEWED THE CONTRACT PRODUCTS AND THE MARKS TO VERIFY THE SUITABILITY OF THE CONTRACT PRODUCTS FOR NRTC'S INTENDED PURPOSE. COMPANY AGREES TO INDEMNIFY AND HOLD NRTC HARMLESS AGAINST THE COST TO DEFEND AND ANY LIABILITY RESULTING FROM CLAIMS BY ANY THIRD PARTY (OTHER THAN NRTC OR ANY MEMBER OR ANY AFFILIATE OF NRTC OR ANY MEMBER) WITH RESPECT TO THE USE OF THE MARKS AS PERMITTED IN THIS AGREEMENT; PROVIDED NRTC GIVES COMPANY PROMPT WRITTEN NOTICE OF ANY SUCH CLAIM AND PROVIDES COMPANY SUCH REASONABLE COOPERATION AND ASSISTANCE AS COMPANY MAY REQUEST FROM TIME TO TIME IN THE DEFENSE THEREOF.

          3.4 LIMITATIONS ON REMEDIES. IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE TO THE OTHER PARTY FOR ANY DAMAGES,


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INCLUDING, BUT NOT LIMITED TO, ANY LOST PROFITS, LOST SAVINGS OR OTHER
INCIDENTAL OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH NRTC'S DISTRIBUTION OF THE CONTRACT PRODUCTS OR NRTC'S USE OF THE MARKS IN CONNECTION WITH THE DISTRIBUTION OF THE CONTRACT PRODUCTS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

          3.5 DEFECTIVE MERCHANDISE. NRTC shall notify Company as soon as reasonably practicable of any defective Contract Products sold and delivered by Company to NRTC. NRTC shall allow Company the opportunity to inspect any defective Contract Products at NRTC's premises, and, if requested by Company, shall return any defective Contract Products to Company at Company's expense. In the event that Company determines in its sole discretion that the defects in any such defective Contract Products were not caused by NRTC or others after the shipment of the same by Company to NRTC, Company shall, at its option, either provide NRTC with a refund or credit for the purchase price paid by NRTC to Company for or exchange such defective Contract Products.

          3.6 ADHERENCE TO LAWS. NRTC acknowledges that it is Company's policy to comply with all federal, state and local laws, rules and regulations applicable to the transactions contemplated hereby and the performance of the obligations of the parties hereunder. NRTC further acknowledges that it is a violation of this policy for an agent or sales representative of Company to attempt to dictate a resale price or to force adherence to suggested participation in sales promotions or to suggested resale prices. NRTC further acknowledges that no employee or representative of Company has the power or authority to act contrary to this policy, and that any action contrary to this policy by any employee or representative of Company shall not bind Company or NRTC. NRTC shall immediately notify Company in writing of any act or attempted act that NRTC has reason to believe is a violation of this policy.

     4.   TERM AND TERMINATION

          4.1  TERM.

          Unless otherwise terminated in accordance with Section 4.2, the initial term of this Agreement shall commence on the Effective Date hereof and shall terminate on the fifth anniversary of such date and shall be renewed automatically thereafter for subsequent one (1) year terms unless written notice of termination is given by either party to the other not less than thirty (30) days before the end of the initial term or any subsequent one (1) year renewal term.

          4.2 TERMINATION. The rights granted by Company to NRTC under the Agreement shall terminate prior to the expiration of the stated term upon the happening of any of the following events:


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               (a)  at the option of either party, except as provided in
subsection (c) below with respect to Purchase Price payments, if the other party shall fail to perform in any material respect any material term, condition or obligation to be performed by it under this Agreement and such failure is not cured within ninety (90) days after written notice of such failure is given by the terminating party to the defaulting party; or

               (b) at the option of either party, if any material representation, warranty, certificate or statement made by the other party in this Agreement or in any certificate or other document delivered by the other party pursuant hereto shall have been incorrect in any material respect when made; or

               (c) at the option of Company, if NRTC shall fail to pay when due any amounts under Section 3.2, which failure is not cured within ten
(10) days of written demand therefor; or

               (d) immediately and without any notice or other act by either party, if the other party shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

               (e) immediately and without any notice or other act by either party, if an involuntary case or other proceeding shall be commenced against the other party seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remains unstayed and in effect for more than sixty (60) days; or

               (f) at the option of either party and in their sole determination, within six (6) months after the close of the 220 MHZ Auction, if the Company and NRTC do not acquire the FCC Licenses as contemplated by the parties and as reflected in the Auction Participation and License Partitioning Agreement; or

               (g) at the option of NRTC, for any reason, within six (6) months after the close of the 220 MHZ Auction, and returning all unexercised stock options to the Company.

          4.3 DUTIES UPON TERMINATION. Upon the termination of this Agreement for any reason, neither Company nor NRTC shall have any remaining rights, duties or obligations


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hereunder, except that (i) NRTC shall immediately cease to distribute
Contract Products, (ii) NRTC shall cease to use the Marks, (iii) NRTC promptly shall pay to Company all amounts then due hereunder, (iv) Company shall have the right, but not the obligation, to purchase from NRTC the Contract Products held by NRTC or on behalf of NRTC by any person at NRTC's actual cost, by delivery to NRTC of a written notice of intent to purchase the same within fifteen (15) days after such termination, (v) Company and NRTC shall continue to be bound by Section 7 hereof and (vi) Company and NRTC shall use commercially reasonable efforts to effect the orderly termination of the distributorship contemplated by this Agreement.

               In the event Company ceases to manufacture or sell any of the Contract Products, NRTC shall have the right to procure such products from other manufacturers or sellers thereof (the "Terminated Products") and to sell and distribute such Terminated Products, but without the use of the Marks with respect thereto; provided such Terminated Products do not compete with the available Contract Products. If Company owns the design specifications, patents or other intellectual property rights with respect to the manufacture of the Terminated Products, Company shall provide them to NRTC without charge and; further, provided that, if the Company is involved in a liquidation, reorganization or other bankruptcy proceeding, the Company shall cooperate as reasonably necessary with NRTC to provide NRTC with any such design specifications, patents or other intellectual property with respect to the manufacture of any Terminated Products.

     5.   INTEK STOCK OPTION

          5.1 STOCK OPTION AGREEMENT. Intek will enter into an agreement with NRTC, subject to all the terms and conditions of this Agreement, granting NRTC options to purchase up to One Million Two Hundred Fifty Thousand (1,250,000) shares of Intek common stock upon the following terms and conditions substantially in the form of EXHIBIT 5.1 attached hereto.

          5.2 INCREMENTAL SHARE OPTION. This option to purchase Intek common stock is granted as follows: (1) upon the execution of this Agreement, an option to purchase Two Hundred Thousand (200,000) shares of Intek common stock; (2) on an incremental basis to vest in NRTC an option to purchase blocks of 100,000 shares (without proration) of Intek common stock (but not in excess of 800,000 in the aggregate) for each Five Million Dollars ($5,000,000) of Contract Products that are purchased and paid for under this Agreement; and (3) an additional option to purchase Two Hundred Fifty Thousand (250,000) shares of Intek common stock if (a) NRTC places an order for Five Million Dollars ($5,000,000) or more of Contract Products not later than October 9, 1998, (b) NRTC purchases and pays Company for Five Million Dollars ($5,000,000) or more of Contract Products not later than the one year anniversary of the close of the 220 MHZ Auction and (c) NRTC purchases from and pays Company for Fifty Million Dollars ($50,000,000) or more of Contract Products prior to September 4, 2003 or the earlier termination of this Agreement.


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          5.3  OPTION TERM.  NRTC shall have the right to exercise the option rights granted herein, in whole or in part, at any time during the term of this Agreement and such right to exercise any portion of this option shall expire on the termination of this Agreement. Notwithstanding the foregoing, if this Agreement is terminated on or prior to September 4, 2003, NRTC shall have the right to exercise the portion of the option which is vested in NRTC at such date, if any, until the earlier of one year from such early termination date of this Agreement or September 4, 2004.

          5.4 EXERCISE PRICE. The exercise price for each share of Intek common stock to be purchased under this option shall be (a) the lower of Three Dollars ($3.00) or the average closing price for Intek common stock for the twenty (20) trading days immediately preceding the date of exercise per share with respect to share options vested in NRTC within the first two years of the Effective Date of this Agreement, and thereafter (b) the average closing price for Intek common stock for the twenty (20) trading days immediately preceding the date of exercise with respect to any share option vested in NRTC after the first two years of the Effective Date of this Agreement.

     6.   REPRESENTATIONS AND WARRANTIES

          6.1 Company and NRTC each hereby represent and warrant to the other that the statements set forth in such sections (a) through (c) hereof with respect to such party are true and correct.

               (a) ORGANIZATION AND STANDING. Such party is a corporation or a limited-liability company duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, with full power and authority (corporate and other) to own its property and to carry on its business as now conducted.

               (b) AUTHORITY AND ENFORCEABILITY. Such party has the right, power and authority required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; all authorizations and approvals (corporate and other) have been secured by such party which are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement constitutes a legal, valid and binding agreement of such party and is enforceable against it in accordance with its terms.

               (c) COMPLIANCE WITH THE LAW AND OTHER INSTRUMENTS. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, will not result in the breach of any term or provision of, or constitute a default under, the Articles of Incorporation or Bylaws of such party, as amended to the date hereof, or any statute, order, judgment, writ, injunction, decree, license, permit, rule or regulation of any governmental or regulatory body, or any indenture, mortgage, deed of trust or other agreement or instrument to which such party is a party or by which it is bound.


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

          6.2 NRTC represents and warrants to Company that NRTC Corporate will use its reasonable and best efforts to transfer the 220 MHZ licenses NRTC Corporate now owns to NRTC within ninety (90) days of the Effective Date of this Agreement and that NRTC Corporate will use its reasonable and best efforts to transfer any such 220 MHZ licenses NRTC Corporate subsequently acquires to NRTC within ninety (90) days after such licenses are acquired.
It is understood, however, that such transfer requires FCC approval and the failure to obtain such approval timely shall not be deemed a failure to comply with this provision.

     7.   MISCELLANEOUS

          7.1 CONFIDENTIAL INFORMATION. Except as may be required by law, each party shall refrain, without the prior written consent of the other party in each instance, from disclosing or using in any way, except as required by the terms of this Agreement, any confidential information of the other party acquired in the course of the transactions contemplated hereby.

          7.2  INFRINGEMENT.

               (a) In the event either party hereto discovers or becomes aware of any infringement of, or unfair competition with, any of the rights granted by Company to NRTC pursuant to Section 1.1, actual or threatened, or any proceeding, controversy or claim relating to or affecting the same, such party immediately shall notify the other party of the details of such infringement, competition, proceeding, controversy or claim. Company shall have the right, but not the obligation, to take any and all appropriate action, legal or otherwise, to protect the rights granted by it to NRTC pursuant to Section 1.1.

               (b) In the event NRTC discovers or becomes aware of any infringement of, or unfair competition with, any of the Marks, actual or threatened, NRTC immediately shall notify Company of the details of such infringement or competition, and shall cooperate fully with Company in the protection of the Marks, as Company shall direct; PROVIDED, however, that all reasonable and documented costs incurred by NRTC in connection therewith shall be borne by Company.

               (c) NRTC shall not take any action which could affect adversely the scope of the Marks or the exclusive right, title or interest of Company therein.

          7.3 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by the parties hereto in this Agreement (including, but not limited to, statements contained in any schedule or certificate or other instrument delivered by or on behalf of any party hereto or in connection with the transactions contemplated hereby) shall survive the date hereof and any investigations, inspections, examinations or audits made by or on behalf of any party.


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

          7.4 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof, and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, relating to the subject matter of this Agreement. No supplement, modification, waiver or termination of this Agreement shall be valid unless executed by the party to be bound thereby.
No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          7.5 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been given (i) if personally delivered, when so delivered, (ii) if mailed, one (1) week after having been placed in the mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth on the signature page hereof or (iii) if given by telex or telecopier, when such notice or other communication is transmitted to the telex or telecopier number specified on the signature page hereof and the appropriate answerback or telephonic confirmation is received and confirmed receipt by the intended recipient. Either party may change the address to which such notices are to be addressed by giving the other party notice in the manner herein set forth.

          7.6 SUCCESSORS AND ASSIGNS. The parties shall not assign or otherwise transfer any of their rights or delegate any of their duties hereunder (whether voluntarily or involuntarily), except to entities that are owned, controlled or managed by the assignor, without the prior written consent of the other party in each instance, which consent shall not be unreasonably withheld. Subject to the foregoing, all of the terms, provisions and obligations of this Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors and assigns.

          7.7 GOVERNING LAW. The validity, construction and interpretation of this Agreement shall be governed in all respects by the laws of the State of Delaware applicable to contracts made and to be performed wholly within that State.

          7.8 HEADINGS. Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit or describe the scope of this Agreement or the intent of any provisions hereof.

          7.9 ATTORNEYS' FEES. In the event any party takes legal action to enforce any of the terms of this Agreement, the unsuccessful party to such action shall pay the successful party's reasonable expenses (including, but not limited to, attorneys' fees and costs) incurred in such action.


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

          7.10 THIRD PARTIES. Nothing in this Agreement, expressed or implied, is intended to confer upon any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

          7.11 INJUNCTIVE RELIEF. Each party hereby acknowledges and agrees that it would be difficult to fully compensate the other party for damages resulting from the breach or threatened breach of any provision of this Agreement and, accordingly, that each party shall be entitled to temporary and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, to enforce such provisions without the necessity of proving actual damages or being required to post any bond or undertaking in connection with any such action. This provision with respect to injunctive relief shall not diminish, however, the right of either party to any other relief or to claim and recover damages.

          7.12 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each one of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          7.13 FURTHER ASSURANCES. Each party hereto shall, from time to time at and after the date hereof, execute and deliver such instruments, documents and assurances and take such further actions as the other party may reasonably request to carry out the purpose and intent of this Agreement.

          7.14 FORCE MAJEURE. Except for obligations of payment, neither party hereto shall be liable for non-performance caused by any circumstances beyond its reasonable control, including, but not limited to, lightning, earthquake, storm, strike, lockout or other industrial disturbance, shortage of necessary labor, acts of enemies, sabotage, war, blockage, insurrection, riot, epidemic, landslide, flood, fire, washout or the order of any court or authority, which circumstance by the exercise of due diligence the party invoking this Section 7.14 is unable to prevent or overcome; provided, however, that (i) lack of financial capacity shall in no event be deemed to be a cause beyond a party's control and (ii) no party shall be entitled to invoke this Section 7.14 if the failure to observe or perform any of the covenants or obligations herein imposed upon it was caused by such party failing to act in a reasonable and prudent manner under the circumstances, or failing to remedy the condition with reasonable diligence, or failing to give notice as soon as possible after determining that an event of force majeure has occurred and specifying those covenants or conditions such party will be unable to perform, or was the result of a knowing or negligent breach by such party of any applicable laws, regulations, agreements or contracts; provided, further, that in the event of such delay in the delivery of any Contract Products under Section 3.1, NRTC shall have the right either (i) to terminate this Agreement or (ii) to cancel the order with respect to which delivery has been delayed.

          7.15 RELATIONSHIP OF THE PARTIES. The relationship between the parties hereto under this Agreement is solely that of supplier and distributor, and neither party hereto is or shall


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

be construed to be a partner, joint venturer, employee, agent, representative, franchisee or participant of or with the other party for any purpose whatsoever. Neither party shall have any right or authority whatsoever to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other party or to bind the other party in any capacity.

          7.16 SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first set forth below.

               COMPANY:       INTEK GLOBAL CORPORATION



                              By /s/
                                 --------------------------------------
                                 Authorized Representative
                                 219 Carnegie Center, Suite 304
                                 Princeton, NJ  08540
                                 Attn:  Mr. Don Goeltz
                                 Telecopier Number (609) 419-1221



               DISTRIBUTOR:   NRTC LLC


                              By /s/
                                 --------------------------------------
                                 Authorized Representative
                                 2201 Cooperative Way, Suite 400
                                 Herndon, VA  20171
                                 Attn:  Mr. Charles Horton
                                 Telecopier Number (903) 787-9301


Effective Date:   September 4, 1998
Initial Termination Date:     September 4, 2003


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


                                TABLE OF CONTENTS

                                                                              PAGE
RECITALS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     1.    APPOINTMENT AS DISTRIBUTOR. . . . . . . . . . . . . . . . . . . . . 1
           1.1   Appointment . . . . . . . . . . . . . . . . . . . . . . . . . 1
           1.2   "Contract Products.". . . . . . . . . . . . . . . . . . . . . 2
           1.3   "Exclusive Territory.". . . . . . . . . . . . . . . . . . . . 2
           1.4   Exclusivity . . . . . . . . . . . . . . . . . . . . . . . . . 2
           1.5   Commitment and Duties of NRTC . . . . . . . . . . . . . . . . 4
     2.    TRADEMARKS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
           2.1   "Marks.". . . . . . . . . . . . . . . . . . . . . . . . . . . 4
           2.2   Ownership and License of Marks. . . . . . . . . . . . . . . . 5
     3.    SALE OF CONTRACT PRODUCTS . . . . . . . . . . . . . . . . . . . . . 5
           3.1   Sale of Contract Products . . . . . . . . . . . . . . . . . . 5
           3.2   Purchase Price. . . . . . . . . . . . . . . . . . . . . . . . 5
           3.3   Limitations on Warranties . . . . . . . . . . . . . . . . . . 6
           3.4   Limitations on Remedies . . . . . . . . . . . . . . . . . . . 6
           3.5   Defective Merchandise . . . . . . . . . . . . . . . . . . . . 7
           3.6   Adherence to Laws . . . . . . . . . . . . . . . . . . . . . . 7
     4.    TERM AND TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . 7
           4.1   Term. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
           4.2   Termination . . . . . . . . . . . . . . . . . . . . . . . . . 7
           4.3   Duties Upon Termination . . . . . . . . . . . . . . . . . . . 8
     5.    INTEK STOCK OPTION. . . . . . . . . . . . . . . . . . . . . . . . . 9
           5.1   Stock Option Agreement. . . . . . . . . . . . . . . . . . . . 9
           5.2   Incremental Share Option. . . . . . . . . . . . . . . . . . . 9
           5.3   Option Term . . . . . . . . . . . . . . . . . . . . . . . . .10
           5.4   Exercise Price. . . . . . . . . . . . . . . . . . . . . . . .10
     6.    REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . .10
           6.1   Organization and Standing . . . . . . . . . . . . . . . . . .10
           6.2   Authority and Enforceability. . . . . . . . . . . . . . . . .10
           6.3   Compliance with the Law and Other Instruments . . . . . . . .10
     7.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . .11
           7.1   Confidential Information. . . . . . . . . . . . . . . . . . .11
           7.2   Infringement. . . . . . . . . . . . . . . . . . . . . . . . .11
           7.3   Survival of Representations, Warranties and Agreements. . . .11
           7.4   Entire Agreement. . . . . . . . . . . . . . . . . . . . . . .11
           7.5   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . .12
           7.6   Successors and Assigns. . . . . . . . . . . . . . . . . . . .12
           7.7   Governing Law . . . . . . . . . . . . . . . . . . . . . . . .12


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

           7.8   Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .12
           7.9   Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . .12
           7.10  Third Parties . . . . . . . . . . . . . . . . . . . . . . . .12
           7.11  Injunctive Relief . . . . . . . . . . . . . . . . . . . . . .13
           7.12  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . .13
           7.13  Further Assurances. . . . . . . . . . . . . . . . . . . . . .13
           7.14  Force Majeure . . . . . . . . . . . . . . . . . . . . . . . .13
           7.15  Relationship of the Parties . . . . . . . . . . . . . . . . .13
           7.16  Severable Provisions. . . . . . . . . . . . . . . . . . . . .14




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